                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 2004
                                                         --------------------


                Toyota Motor Credit Corporation on Behalf of the
                   Toyota Auto Receivables 2003-B Owner Trust
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                      333-103406-02                  95-4836519
-------------------         --------------------------           ------------
  (State or other                  (Commission                  (IRS Employer
  jurisdiction of                  File Number)              Identification No.)
   incorporation)


    Toyota Auto Finance Receivables LLC
      19001 South Western Avenue, EF12
          Torrance, California                                   90509
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   (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (310) 468-7333
                                                          -------------------



                           Exhibit Index is on Page 2

Item 5.  Other Events
         ------------

On April 15, 2004, the principal and interest collected during the preceding collection period, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of September 1, 2003 ("Agreement"), between Toyota Auto Finance Receivables LLC, as "Seller", Toyota Motor Credit Corporation, as "Servicer", and Toyota Auto Receivables 2003-B Owner Trust, as "Issuer", were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2003-B Owner Trust (the "Securityholders"). In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Owner Trustee and Indenture Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee and Indenture Trustee to the Securityholders. A copy of the Servicer's Certificate for the month of March 2004 is filed as Exhibit 20 to this Current Report on Form 8-K.


Item 7(c).  Exhibits


            Exhibit Number    Description
            --------------    -----------

                   20         Servicer's Certificate for the month of
                              March 2004.

                                 SIGNATURES
                                 ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                      TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST

                                      BY:   TOYOTA MOTOR CREDIT CORPORATION, AS
                                            SERVICER


Date:  April 28, 2004                 By:   /s/ George E. Borst
       --------------                       ------------------------------------
                                            George E. Borst
                                            President and
                                            Chief Executive Officer



















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